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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
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        [ ] Confidential, for Use of The Commission Only (As Permitted By
                               Rule 14a-6(e)(2)).
                         [ ] Definitive Proxy Statement.
                      [ ] Definitive Additional Materials.
               [X] Soliciting Material Pursuant to Section 14a-12

                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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                      Filed by Butler Manufacturing Company
                             Pursuant to Rule 14a-12
                     of the Securities Exchange Act of 1934
                  Subject Company: Butler Manufacturing Company
                         Commission File No.: 001-12335

   The following press release was issued by Butler Manufacturing Company on
                               February 15, 2004.

ARTHUR SCHMIDT & ASSOCIATES, INC.                    for: BUTLER MANUFACTURING
                                                          COMPANY
Tel      (516) 767-7676                                   (NYSE:BBR)
Fax      (516) 767-7177
Email: asa@arthurschmidt.com                              FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                    MEDIA CONTACT:
         Larry Miller                                     Sally Behringer
         Vice President - Finance                         Fleishman-Hillard
         (816) 968-3216                                   816-665-7063
         lcmiller@butlermfg.com                           behrings@fleishman.com

BUTLER MANUFACTURING COMPANY ANNOUNCES
ACQUISITION BY BLUESCOPE STEEL

KANSAS CITY, MO - February 15, 2004 - Butler Manufacturing Company (BBR:NYSE), the world's leading provider of pre-engineered metal building systems and a leading producer of architectural aluminum systems and components, announced today that it plans to be acquired by BlueScope Steel Limited (BSL:ASX).

Butler CEO John Holland said the announcement was good news for Butler for several reasons. "BlueScope Steel appreciates the value of Butler's many strong brands, including its leading brand Butler(R) pre-engineered metal buildings, industry-leading distribution and our excellent design expertise and technical capabilities," said Holland. "Being part of their organization will accelerate the revitalization of our North American Buildings operations and enable BlueScope Steel to combine forces with Butler's outstanding China business to capitalize on the opportunities we have in this dynamic region while opening the door to more global potential.

"This allows us to continue providing excellent quality and service to our Butler Builders(R) and customers while joining a global player that really understands the steel business and the value of downstream products that Butler provides."

BlueScope Steel will offer US$22.50 per share for approximately 6.4 million common shares outstanding, and assume net debt of approximately US$60 million, representing a total outlay of US$204 million (A$260 million). Butler and BlueScope Steel have reached agreement on the terms of the merger, and Butler's Board of Directors will recommend to Butler shareholders acceptance of BlueScope Steel's offer. The acquisition will be subject to approval by regulatory

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authorities in the United States. Butler shareholders are expected to vote on the proposed acquisition in April.

BlueScope Steel Managing Director and CEO Kirby Adams said, "Butler Manufacturing Company is the world's premier brand in pre-engineered steel building systems, with leading market positions in both North America and China. Butler is a long-established business, with strong, well-recognised brands and excellent design and technical capabilities.

"Strategically, the combination of BlueScope Steel and Butler creates a very strong global player in steel building components and pre-engineered buildings. BlueScope Steel has a long-term growth strategy to increase its proportion of high value-added products, and to provide inspired solutions, particularly for the building and construction industry - a strategy that sets BlueScope Steel apart," Mr. Adams said.

BlueScope Steel, headquartered in Melbourne, Australia, is the largest steel producer in Australia and New Zealand. This flat steel producer manufactures steel slab, hot and cold rolled coil, plate, tinplate and metallic painted and coated steel products such as the market-leading COLORBOND(R) and ZINCALUME(R) steel brands.

The acquisition is consistent with Butler's desire to strengthen operations. Butler announced on October 30, 2003 that its Board had authorized management to explore various strategic options for the company, including solicitation of private investment capital, asset sales and the sale of the company. Over the past several months, at the invitation of the Butler's Board of Directors, BlueScope Steel has undertaken extensive due diligence of the Butler business.

Pending shareholder and regulatory approval, Butler and BlueScope Steel expect the acquisition of Butler Manufacturing to be complete within 60-90 days.

Butler Manufacturing Company is the world's leading producer of pre-engineered building systems, a leading supplier of architectural aluminum systems and components, and provides construction and real estate services for the nonresidential construction market.

Statements in this press release concerning the company's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in such statements. Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in the company's 2002 Annual Report to Shareholders on page 16.

                                  * * * * * * *

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In connection with the merger, Butler will be filing a proxy statement and other relevant documents concerning the transaction with the SEC. The proxy statement will be mailed to the stockholders of Butler. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, STOCKHOLDERS OF BUTLER ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Shareholder Relations, Butler Manufacturing Company, 1540 Genessee, Kansas City Missouri 64102 P.O. Box 419917 (Telephone: (816) 968-3000). In addition, documents filed with the SEC by Butler will be available free of charge at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by Butler at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Butler and BlueScope and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Butler stockholders in favor of the Merger. Certain executive officers and directors of Butler have interests in the merger, including, among others, change of control payments, acceleration of and/or vesting of restricted stock, deferred compensation and fees and stock options and their ownership of Butler's common stock, and their interests will be described in the proxy statement when it becomes available.